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                                                                  EXHIBIT 10.4

                              SINTER METALS, INC.
                                50 PUBLIC SQUARE
                           TERMINAL TOWER, SUITE 3200
                              CLEVELAND, OH 44113

                                 April 29, 1997

GKN plc
7 Cleveland Row
London SW1A 1DB
England
Attention: David J. Turner, Esq.

GENTLEMEN:

     To assist you in your evaluation (the "Evaluation") of the business and prospects of Sinter Metals, Inc., a Delaware corporation (the "Company"), in connection with a possible business combination or similar transaction with the Company involving the Company's stock or all or a substantial part of the Company's assets or business (a "Transaction"), the Company is prepared to furnish to you certain information which is confidential, proprietary or otherwise not generally available to the public. As a condition to, and in consideration of, the Company furnishing the Information, you agree as follows:

     1. Nondisclosure of Information. The Information will (a) be kept confidential by you, (b) not be used by you in any manner detrimental to the Company, and (c) not be used other than in connection with the Evaluation and the Transaction. You may, however, disclose the Information to your Representatives, but only if your Representatives reasonably need to know the Information in connection with the Evaluation. You will (i) inform each of your Representatives receiving Information of the confidential nature of the Information and of this letter agreement, (ii) direct your Representatives to treat the Information confidentially and not to use it other than in connection with the Evaluation and the Transaction, and (iii) be responsible for any improper use of the Information by you or your Representatives (including, without limitation, your Representatives who, subsequent to the first date of disclosure of Information hereunder, become your former Representatives). Without the prior consent of the Company or your prior written consent, as appropriate, or except as otherwise provided herein, you and the Company will not, and will direct your Representatives not to, disclose to any person (1) that the Information has been made available to you, (2) that discussions regarding a Transaction are taking place, or (3) any other facts with respect to the discussions between you and the Company. The restrictions set forth in the immediately preceding sentence shall terminate upon the execution of a Definitive Agreement.

     2. Notice Preceding Compelled Disclosure. If you or any of your Representatives are requested, pursuant to a subpoena, civil investigative demand or similar process or other oral or written request issued by a court of competent jurisdiction or a federal, state, local or foreign governmental or regulatory body or agency, to disclose any Information, you will promptly notify the Company to permit the Company to seek a protective order or take other appropriate action. You will also cooperate in the Company's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded the Information. If, in the absence of a protective order, you or any of your Representatives are compelled as a matter of law to disclose the Information, you will disclose, without liability hereunder, to the party compelling disclosure only that part of the Information as is required by law to be disclosed (in which case, prior to such disclosure, you will advise and consult with the Company and its counsel as to such disclosure and the nature and wording of such disclosure), and you will use your reasonable best efforts to obtain confidential treatment for any Information so disclosed.

     3. Treatment of Information. As soon as possible upon the Company's written request or upon a determination to terminate the Evaluation made by you or the Company (if no Transaction results) you and your Representatives will return to the Company all tangible Information which has been provided to you and will destroy (or, at your option, return to the Company) all Information prepared by you or your

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Representatives. Such destruction (or return) will be confirmed in writing to the Company. Any Information not so destroyed (or returned) will remain subject to this letter agreement. You hereby acknowledge that you are aware and that your Representatives have been advised by you that the United States securities laws prohibit any person who has material non-public information from purchasing or selling securities of such company or from communicating the information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

     4. Public Information. The term "Information" does not include, and this letter agreement will not apply to, information that (a) is or becomes generally available to the public through no action by you or your Representatives in violation of the provisions of this letter agreement, or (b) is or becomes available to you on a nonconfidential basis from a source, other than the Company or its Representatives, which you believe, after reasonable inquiry, is not prohibited from disclosing such portions to you by a contractual, legal or fiduciary obligation, or (c) you or your Representatives can prove was obtained as a result of work which is independent of and not based on any of the Information.

     5. No Warranty of Accuracy. You understand that the Company will endeavor to include in the Information materials it believes to be relevant for the Evaluation, but you acknowledge that neither the Company nor any Representative of the Company makes any representation or warranty as to the accuracy or completeness of any Information except as otherwise provided in the Definitive Agreement. You agree that neither the Company nor any of its Representatives will have any liability to you or your Representatives resulting from the use of the Information by you or any of your Representatives, except, in the case of the Company, as otherwise provided in the Definitive Agreement. You also agree that if you determine to enter into the Transaction, such determination will be based solely on the terms of the Definitive Agreement and on your own investigation, analysis and assessment of the business to be acquired.

     6. Certain Actions. (a) During the course of the Evaluation, you and your Representatives will only direct your inquiries that are made to the Company regarding the Transaction to the following directors, officers and employees of the Company: Joseph W. Carreras, Michael T. Kestner, Ronald A. Campbell and Ian
B. Hessel.

     (b) As of the date of this letter agreement, except as previously disclosed by you to the Company in writing, you confirm that you do not beneficially own any securities of the Company, whether equity or debt securities, or any direct or indirect options or other rights to acquire any such securities ("Securities"). If discussions relating to a possible Transaction have been terminated by either party, you agree that for a period of eighteen months from the date of this letter agreement, except in accordance with Section 6(d) hereof or otherwise with the consent of the Company, you will not (A) propose or publicly announce or otherwise disclose an intent to propose, or enter into or agree to enter into, singly or with any other person or directly or indirectly,
(i) any form of business combination, acquisition, or other transaction relating to the Company or any majority-owned affiliate thereof, (ii) any form of restructuring, recapitalization or similar transaction with respect to the Company or any such affiliate, or (iii) any demand, request or proposal to amend, waive or terminate any provision of this paragraph, or (B) (i) acquire, or offer, propose or agree to acquire, by purchase or otherwise, any Securities,
(ii) make, or in any way participate in, any solicitation of proxies with respect to any Securities (including by the execution of action by written consent), become a participant in any election contest with respect to the Company, seek to influence any person with respect to any Securities or demand a copy of the Company's list of its stockholders or other books and records, (iii) participate in or encourage the formation of any partnership, syndicate, or other group which owns or seeks or offers to acquire beneficial ownership of any Securities or which seeks to effect control of the Company or for the purpose of circumventing any provision of this letter agreement, or (iv) otherwise act, alone or in concert with others (including by providing financing for another person), to seek or to offer to control or influence, in any manner, the management, Board of Directors, or policies of the Company.

     (c) You further agree that, for a period of eighteen (18) months from the date of this letter agreement, you will not directly or indirectly solicit for employment or employ any of the current officers or employees of the Company with whom you have had contact or who was specifically identified to you during the period of the Evaluation, without obtaining the prior written consent of the Company; provided, however, that the

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foregoing provision will not prevent you from employing any such person who contacts you on his or her own initiative without any direct or indirect solicitation by or encouragement from you.

     (d) The Company, prior to entering into an agreement with a third party not affiliated with the Company pursuant to which such third party would acquire all or substantially all of the stock or assets of the Company, shall notify you of such event in order to provide you with a reasonable opportunity to make a proposal for a Transaction and the terms of subparagraph 6(b)(B)(i) and (iv) shall be waived solely for the purposes of permitting you to make such a proposal. For purposes of the immediately preceding sentence, "reasonable opportunity" shall be as determined by the Board of Directors of the Company, in its reasonable discretion, based on the circumstances at such time in light of the Board's fiduciary duties. In addition, such terms shall not be applicable to the purchase and sale of any securities of the Company by (i) independent third-party managers of any of your pension or other related employee benefit plans or (ii) ordinary brokerage or trading transactions by your financial advisors acting as a securities dealer on behalf of or institutional investors unaffiliated with you who are purchasing solely for investment purposes, in either case, only to the extent that any of such persons have not received any of the Information or do not have knowledge of the existence of a possible transaction involving the Company, and who are acting as passive investors in the Company.

     (e) The provisions of this Paragraph 6 will survive for the periods stated above notwithstanding that some or all of the Information has become publicly disclosed or outdated or that any portion of this letter agreement has become inoperative as to any portion of the Information.

     7. Certain Obligations Only on Definitive Agreement. No agreement providing for any Transaction will be deemed to exist unless and until a Definitive Agreement has been executed and delivered by the Company and each of the other parties thereto, and you hereby irrevocably waive any claims (including, without limitation, claims related to an alleged breach of contract) in connection with any Transaction unless and until a Definitive Agreement has been so executed and delivered and then only in accordance with the terms thereof and applicable law. Unless and until a Definitive Agreement has been so executed and delivered, none of the Company or any of its Representatives has any legal obligation to you of any kind with respect to any Transaction because of this letter agreement or any other written or oral expression with respect to any Transaction, except, in the case of this letter agreement, for the matters specifically agreed to herein. You agree that you will not have any claims against the Company or any of its Representatives arising out of or relating to any Transaction other than those claims, if any, arising out of or relating to a Definitive Agreement with the Company and then only in accordance with the terms of such Definitive Agreement.

     8. General Provisions. No failure or delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. No document or other action purporting to have been signed on behalf of or to bind the Company will be operative for purposes of this letter agreement unless it is in writing and is signed by the Chairman and Chief Executive Officer, President or a Vice President of the Company while such person was still in office. This letter agreement will be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. In addition, because money damages would not be a sufficient remedy for any violation of the terms of this letter agreement, the parties hereto will be entitled to specific performance and injunctive relief as remedies for any violation, in addition to all other remedies available at law or equity. You hereby consent to personal jurisdiction in any action brought in any federal or state court within the State of Delaware having subject matter jurisdiction in the matter for purposes of any action arising out of this letter agreement. This letter agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

     9. Exclusivity. Until the earlier of (i) 11:59 p.m. New York City time on May 2, 1997 or (ii) the date on which a Definitive Agreement is executed, neither the Company nor any of its Representatives shall, directly or indirectly, encourage, solicit, initiate or participate in any way in any discussions or negotiations with, or provide any information to, or afford any access to the properties, books or records of the Company or any of its subsidiaries to, or otherwise assist, facilitate or encourage, any corporation, partnership, person or other entity or group (other than you and your Representatives) with respect to any tender offer, merger, consolidation, business combination, liquidation, reorganization, sale of significant assets, sale of shares of

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capital stock or similar transactions involving the Company or any subsidiary or any division of any thereof and shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

     10. Certain Definitions. As used in this letter agreement, (a) the terms or phrases "affiliate," "beneficial owner," "election contest," "equity security," "group," "participant," "person," "proxy," "security," and "solicitation" (and the plurals thereof) will be ascribed a meaning no less broad than the broadest definition or meaning of such terms under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, (b) the term "Company" and any word referring to the Company includes the Company and its affiliates, (c) the term "you" and "your" includes the entity named as the addressee of this letter agreement and its affiliates, (d) with the exceptions that are set forth in Section 4 hereof, the information concerning the Company furnished to you as contemplated by this letter agreement, whether furnished by the Company or any of its Representatives, together with all written or electronically stored documentation prepared by you or your Representatives based upon, reflecting or incorporating, in whole or in part, such information or the Evaluation is herein referred to as the "Information," (e) any director, officer, employee, agent, lender, partner or representative, including, without limitation, any accountant, attorney, and financial advisor, is herein referred to as a "Representative," and (f) a definitive, written agreement providing for a Transaction that is executed by us and you and that states it is intended to be binding is herein referred to as a "Definitive Agreement;" provided, however, that a Definitive Agreement does not include a letter of intent or any other preliminary agreement, whether or not executed, nor does it include any actual or purported written or verbal acceptance of any offer or bid.

     Please sign and return one copy of this letter agreement to evidence your acceptance of and agreement to the foregoing, whereupon this letter agreement will become the binding obligation of each of the undersigned.

                                            SINTER METALS, INC.

                                            By: /s/  Joseph W. Carreras
                                            ------------------------------------
                                            Name: Joseph W. Carreras
                                            Title: Chairman and Chief Executive
                                            Officer

Accepted and agreed to as of
the date first above written:

GKN plc

By: /s/  David J. Turner
------------------------------------
Name: David J. Turner
Title: Finance Director

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